UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported):  January 16, 2006.


           UTAH                       0-1331                  87-0395567
(State or other jurisdiction of (Commission File Number)   (I.R.S. Employer
incorporation or organization                              Identification No.)

        7050 UNION PARK AVENUE, SUITE 600
             SALT LAKE CITY, UTAH                             84047
     (Address of principal executive offices       (Zip Code)

Registrant's telephone number, including area code: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                      BROADCAST INTERNATIONAL, INC.

                               FORM 8-K


Section 4   Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant's Certifying Accountant

(a) Tanner LC ("Tanner"), Certified Public Accountants, has resigned as Broadcast International, Inc.'s independent certifying accountants, effective January 17, 2006. The termination of our relationship with Tanner was unanimously accepted by our board of directors on January 17, 2006.

     Tanner's audit report to our financial statements for the years ended December 31, 2004 and 2003, includes an explanatory paragraph expressing substantial doubt as to our company's ability to continue as a going concern because we have not established an ongoing source of revenues sufficient to cover our operating costs. Our ability to continue as a going concern is dependent on obtaining adequate capital to fund future operating losses until we become profitable. The audit report contains no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principle.

     In connection with its audit for the last two fiscal years and the interim periods until the date of termination, there have been no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Tanner, would have caused it to make reference to the subject matter of the disagreement in connection in its report on the financial statements.

     There were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)) during the years ended December 31, 2004 and 2003 or the subsequent interim period through January 17, 2006, except that Tanner reported in the letters to the Registrant's audit committee and board of directors, dated November 18, 2005 and February 18, 2005, that it had identified deficiencies that existed in the design or operation of the Registrant's internal control over financial reporting that it considered to be a "significant deficiency" or a "material weaknesses." The significant deficiency in the Registrant's internal control consisted of (1) lacking significant accounting policy disclosures for accounts receivable, patents and impairment of long-lived assets, and (2) that the associated MD&A section of Form 10-KSB initially lacked certain disclosures of critical accounting policies. The material weakness in the Registrant's internal control consisted of lack of accounting for conversion features embedded in May 16, 2005 Senior Secured Convertible Notes and detachable warrants as embedded derivatives requiring liability classification. Tanner, through the previously mentioned letters, informed the board of directors and the audit committee of the board of directors that the lack of these internal controls could lead to the Registrant not being in a position to develop reliable financial statements. The Registrant also disclosed the significant deficiency and material weakness to the Registrant's audit committee and board of directors. The Registrant's audit committee discussed the significant deficiency and material weakness with Tanner. The Registrant has authorized Tanner to respond fully to any inquiries by HJ & Associates, LC regarding the significant deficiency and material weakness in internal control.

     Additional effort is needed to fully remedy the significant deficiency and material weakness and the Registrant is continuing efforts to improve and strengthen its system of internal control over accounting and financial reporting. The Registrant's audit committee is working with Registrant's management and outside advisors to implement internal controls over accounting and financial reporting that are adequate and effective.
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We have provided Tanner with a copy of this Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Tanner agrees with the above statements. A copy of the letter provided to us by Tanner in response to this request is filed as
Exhibit 16.1 to this Form 8-K.

(b) Also on January 16, 2006, our board of directors unanimously approved a resolution to engage HJ and Associates, LC, Certified Public Accountants, to become our new independent certifying accountants. During the two most recent fiscal years and through January 16, 2006, we have not consulted with HJ & Associates, LC regarding:

     (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or

     (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto, or a reportable event, as set forth in Item 304(a)(1)(iv) of Regulation S-B.


Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

       Exhibit No.  Description

          16.1      Letter regarding change in certifying accountant

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                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 19, 2006

                            BROADCAST INTERNATIONAL, INC.
                            a Utah corporation

                            By:      /s/ Rodney M. Tiede

                            Name:  Rodney M. Tiede
                            Title: President and Chief Executive Officer



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